Exhibit 99.1

For Immediate Release

ReWalk Robotics Reports Fourth Quarter 2018 Financial Results

— 2018 total revenue of $6.5 million and $1.6 million during the fourth quarter of 2018 —

— Preparing for 2019 commercial launch of ReStore for stroke patients —

YOKNEAM ILIT, ISRAEL / MARLBOROUGH, MA, February 8, 2019 – ReWalk Robotics Ltd. (Nasdaq: RWLK) (“ReWalk” or the “Company”) today announced its financial results for the three- and twelve-months ended December 31, 2018.

Highlights of and subsequent to the fourth quarter of 2018 include:

●	Completed enrollment in the clinical study of the ReStore soft exo-suit for stroke patients:

o	On track to file a 510(k) submission with the U.S. Food and Drug Administration (FDA) imminently;

●	Applied for CE mark clearance for the ReStore; prelaunch activities underway for potential European commercialization in mid-2019;

●	Total revenue for the fourth quarter of 2018 was $1.6 million, compared to $1.5 million in the prior year quarter;

●	Sales for the fourth quarter 2018 in Europe grew to $1.24 million driven primarily by the German national coverage code that was issued in June 2018;

●	19 units were placed during the fourth quarter of 2018;

●	12 positive coverage decisions of which nine were in Germany during the fourth quarter of 2018;

●	2018 gross margin improved to 43.2%, compared to 40.0% in 2017; and,

●	Raised $13.1 million in gross proceeds from an equity offering in November 2018; repaid $3.6 million to Kreos Capital V (Expert Fund) Limited and deferred $3.9 million of 2018 and 2019 original loan payments into 2020-2021.

“We believe that 2019 is poised to be a significant year for ReWalk. I am excited by the momentum we are seeing in Europe for our SCI devices and the opportunity before us as we prepare to launch our second product, the ReStore for stroke patients. We plan to enter the stroke market with a unique lightweight product that fits into the existing reimbursement landscape, offering multiple treatment benefits for patients and a meaningful value proposition for clinics. We are excited to bring this ground-breaking technology to market and believe its unique value will support rapid adoption,” stated Larry Jasinski, Chief Executive Officer of ReWalk.

“In November 2018, we submitted an application for CE clearance and anticipate being able to launch ReStore mid-year. In the U.S., we are working to finalize our 510(k) submission to the FDA and, if cleared, could have a product on the market before the end of the third quarter of 2019. To support our efforts, we secured additional funding and will continue to manage our cash position. Our goal is to achieve a significant reduction in operating expenses in 2019 compared to 2018 as we complete the regulatory and key development milestones related to the ReStore launch, which we believe will reduce our burn rate in order to establish a path to break even,” concluded Jasinski.

Fourth Quarter and Full Year 2018 Financial Results

Total revenue was $1.6 million for the fourth quarter of 2018, compared to $1.5 million during the prior year quarter. 19 ReWalk systems were placed during the fourth quarter of 2018, compared to 23 systems in the prior year period. Four systems were placed in the U.S. and 15 were placed in Europe.

Gross margin was 38.9% during the fourth quarter of 2018, compared to 39.8% in the fourth quarter of 2017, primarily attributable to a one-time inventory write-off. Full year 2018 gross margin was 43.2%, compared to 40.0% in 2017, reflecting our commitment to managing our operations.

Total operating expenses in the fourth quarter of 2018 were $4.6 million, compared to $6.2 million in the prior year period. Total operating expenses for the full year 2018 were $22.0 million, compared to $25.1 million in 2017.

Operating cash flow usage was reduced to $14.8 million in 2018, compared to $22.5 million in 2017, primarily due to working capital improvements and reduced operating expenses.

Net loss was $5.0 million for the fourth quarter of 2018, compared to a net loss of $6.2 million in the fourth quarter of 2017. 2018 net loss was $21.7 million, compared to 2017 net loss of $24.7 million.

Non-GAAP net loss for the fourth quarter was $3.8 million, compared with a non-GAAP net loss of $4.9 million in the fourth quarter of 2017. 2018 Non-GAAP net loss was $17.6 million, compared to Non-GAAP 2017 net loss of $20.0 million. A reconciliation of net loss to non-GAAP net loss is included at the end of this press release.

Liquidity

As of December 31, 2018, ReWalk had $9.5 million in cash on its balance sheet and $8.7 million in short and long term debt.

Conference Call

ReWalk management will host its fourth quarter 2018 conference call as follows:

Date		Friday, February 8, 2019
Time		8:30 AM EST
Telephone	U.S:	(844) 423-9889
	International:	(716) 247-5804
	Israel:	18 09 31 53 62
Access code		1095818
Webcast (live, listen-only and archive)		www.rewalk.com under the “Investors” section.

A telephone replay will be available shortly after the completion of the call for two weeks at (855) 859-2056 (U.S.) or (404) 537-3406 (International). The passcode for the replay is 1095818.

About ReWalk Robotics Ltd.

ReWalk Robotics Ltd. develops, manufactures and markets wearable robotic exoskeletons for individuals with lower limb disabilities as a result of spinal cord injury or stroke. ReWalk’s mission is to fundamentally change the quality of life for individuals with lower limb disability through the creation and development of market leading robotic technologies. Founded in 2001, ReWalk has headquarters in the U.S., Israel and Germany. For more information on the ReWalk systems, please visit www.rewalk.com.

ReWalk® is a registered trademark of ReWalk Robotics Ltd. in Israel and the United States.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, and Section 21E of the U.S. Securities Exchange Act of 1934. Such forward-looking statements may include projections regarding ReWalk’s future performance and, in some cases, may be identified by words like “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “should,” “would,” “seek” and similar terms or phrases. The forward-looking statements contained in this press release are based on management’s current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of ReWalk’s control. Important factors that could cause ReWalk’s actual results to differ materially from those indicated in the forward-looking statements include, among others: ReWalk’s ability to secure capital from its equity and debt financings in light of limitations under its Form S-3, the price range of its ordinary shares and conditions in the financial markets, and the risk that such financings may dilute ReWalk’s shareholders or restrict its business; ReWalk’s ability to regain compliance with the continued listing requirements of the Nasdaq Capital Market and the risk that its ordinary shares will be delisted if it cannot do so; ReWalk’s expectations regarding future growth, including its ability to increase sales in its existing geographic markets, and to expand to new markets and achieve its planned expense reductions; the conclusion of ReWalk’s management and the opinion of ReWalk’s auditors in that there are substantial doubts as to ReWalk’s ability to continue as a going concern; ReWalk’s ability to maintain and grow its reputation and the market acceptance of its products; ReWalk’s ability to achieve reimbursement from third-party payors for its products; ReWalk’s limited operating history and its ability to leverage our sales, marketing and training infrastructure; ReWalk’s expectations as to its clinical research program and clinical results; ReWalk’s ability to improve its products and develop new products; ReWalk’s ability to repay its secured indebtedness; the outcome of ongoing shareholder class action litigation relating to ReWalk’s initial public offering; ReWalk’s compliance with medical device reporting regulations to report adverse events involving its products and the potential impact of such adverse events on ReWalk’s ability to market and sell its products; ReWalk’s ability to gain and maintain regulatory approvals; ReWalk’s expectations as to the results of, and the Food and Drug Administration’s potential regulatory developments with respect to, ReWalk’s mandatory post-market 522 surveillance study and ReWalk’s 510k submission for the ReStore for stroke patients; ReWalk’s ability to maintain adequate protection of its intellectual property and to avoid violation of the intellectual property rights of others; the risk of a cybersecurity attack or breach of our IT systems significantly disrupting our business operations; the risk that the remaining Timwell Corporation Limited (“Timwell”) issuances will fail to close and the China joint venture will not form, and the resulting effect on ReWalk’s liquidity and financial condition; the risk of substantial dilution resulting from additional issuances, if any, to Timwell; the significant voting power and de facto voting control Timwell may acquire upon additional issuances, if any; ReWalk’s ability to use effectively the proceeds of offerings of securities; ReWalk’s ability to maintain relationships with existing customers and develop relationships with new customers; the impact of the market price of ReWalk’s ordinary shares on the determination of whether ReWalk is a passive foreign investment company; and other factors discussed under the heading “Risk Factors” in ReWalk’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the U.S. Securities and Exchange Commission (the “SEC”) and other documents subsequently filed with or furnished to the SEC. Any forward-looking statement made in this press release speaks only as of the date hereof. Factors or events that could cause ReWalk’s actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for ReWalk to predict all of them. Except as required by law, ReWalk undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), ReWalk believes that the use of non-GAAP accounting measures, including non-GAAP net loss, is helpful to its investors. These measures, which the Company refers to as non-GAAP financial measures, are not prepared in accordance with GAAP.

For the three- and twelve-months ended December 31, 2018 and 2017, non-GAAP net loss is calculated as GAAP net loss excluding (i) non-cash share-based compensation expense, (ii) depreciation and (iii) non-cash financial expenses.

Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash expenses, ReWalk believes that providing non-GAAP financial measures that exclude non-cash share-based compensation expense, depreciation and non-cash financial (income) expenses allows for more meaningful comparisons between operating results from period to period. Each of the Company’s non-GAAP financial measures is an important tool for financial and operational decision-making and for the Company’s evaluation of its operating results over different periods of time. The non-GAAP financial data are not measures of the Company’s financial performance under U.S. GAAP, and should not be considered as alternatives to operating loss or net loss or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in ReWalk’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on the Company’s reported financial results. Further, share-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in the Company’s business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. ReWalk urges investors to review the reconciliation of the Company’s non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate the Company’s business.

Investor Contact:

Lisa M. Wilson

President

In-Site Communications, Inc.

T: 212-452-2793

E: lwilson@insitecony.com

(tables follow)

ReWalk Robotics Ltd. and subsidaries

Consolidated Statements of Operations

U.S. dollars in thousands (except share and per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(Unaudited)		(Audited)

Revenue	$1,579	$1,515	$6,545	$7,753
Cost of revenues	965	912	3,720	4,652
Gross profit	614	603	2,825	3,101
Operating expenses:
Research and development, net	1,704	1,609	7,349	6,042
Sales and marketing	1,710	2,717	7,897	11,360
General and administrative	1,173	1,895	6,793	7,691
Total operating expenses	4,587	6,221	22,039	25,093
Operating loss	(3,973)	(5,618)	(19,214)	(21,992)
Loss on extinguishment of debt	-	-	-	313
Financial expenses, net	1,054	450	2,466	2,293
Loss before income taxes	(5,027)	(6,068)	(21,680)	(24,598)
Income taxes (tax benefit)	(9)	94	(5)	119
Net loss	$(5,018)	$(6,162)	$(21,675)	$(24,717)
Net loss per ordinary share, basic and diluted	$(0.10)	$(0.25)	$(0.59)	$(1.22)
Weighted average number of shares used in computing net loss per ordinary share, basic and diluted	48,790,495	24,526,785	36,812,476	20,214,895

Reconciliation of GAAP to Non-GAAP net loss
Net loss	$(5,018)	$(6,162)	$(21,675)	$(24,717)
Non-cash share based compensation expense	424	1,057	2,766	3,654
Depreciation	112	126	463	642
Non-cash financial expenses	691	41	824	441
Non-GAAP net loss	$(3,791)	$(4,938)	$(17,622)	$(19,980)

ReWalk Robotics Ltd. and subsidaries

Consolidated Balance Sheets

U.S. dollars in thousands (except share and per share data)

(Audited)

	December 31,	December 31,
	2018	2017
Assets
Current assets
Cash and cash equivalents	$9,546	$14,567
Trade receivable, net	758	1,103
Prepaid expenses and other current assets	693	1,625
Inventories	2,240	3,643
Total current assets	13,237	20,938
Restricted cash and other long term assets	1,099	1,085
Property and equipment, net	626	840
Total assets	$14,962	$22,863
Liabilities and equity
Current liabilities
Current maturities of long term loan	$1,722	$6,441
Trade payables	2,328	1,811
Other current liabilities	1,332	1,475
Total current liabilities	5,382	9,727

Long term loan, net of current maturities	6,965	8,911
Other long-term liabilities	670	518
Shareholders’ equity	1,945	3,707
Total liabilities and equity	$14,962	$22,863

ReWalk Robotics Ltd. and subsidaries

Consolidated Statements of Cash Flows

U.S. dollars in thousands

(Audited)

	Twelve Months Ended
	December 31,
	2018	2017

Net cash used in operating activities	$(14,774)	$(22,462)

Net cash used in investing activities	(13)	(21)

Net cash provided by financing activities	9,711	13,408
Decrease in cash, cash equivalents, and restricted cash	(5,076)	(9,075)
Cash, cash equivalents, and restricted cash at beginning of period	15,423	24,498
Cash, cash equivalents, and restricted cash at end of period	$10,347	$15,423

ReWalk Robotics Ltd. and subsidaries

Revenue and Units Placed by Region and Product

U.S. dollars in thousands (except units placed)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(Unaudited)		(Audited)
Revenue:
United States	$327	$356	$3,558	$4,598
Europe	1,240	1,098	2,807	3,094
Asia Pacific	12	61	22	61
Latin America	-	-	58	-
Africa	-	-	100	-
Total Revenue	$1,579	$1,515	$6,545	$7,753

Units Placed:
United States	4	4	42	57
Europe	15	18	40	49
Asia Pacific	-	1	-	1
Latin America	-	-	1	-
Africa	-	-	2	-
Total Units Placed	19	23	85	107

Revenue:
Personal units revenue	$1,503	$1,430	$6,276	$7,463
Rehabilitation units revenue	76	85	269	290
Total Revenue	$1,579	$1,515	$6,545	$7,753

Units Placed:
Personal units placed	18	22	82	103
Rehabilitation units placed	1	1	3	4
Total Units Placed	19	23	85	107